UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1350

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2008, WHX Corporation (the “Company”) and Peter T. Gelfman entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Gelfman was appointed as the General Counsel and Secretary of the Company.  The Employment Agreement provides for an initial one (1) year term, which will automatically extend for successive one (1) year periods unless earlier terminated pursuant to its terms.

From July 2005 through April 4, 2008, Mr. Gelfman was employed by Rheem Manufacturing Company, most recently as the Vice President, Secretary and General Counsel.  Previously, he served as a Senior Associate General Counsel for Sequa Corporation from June 1999 through June 2005.  Mr. Gelfman served as a Senior Attorney for Westvaco Corporation, now Mead Westvaco, from June 1996 through June 1999.  Additionally, Mr. Gelfman served as an Assistant United States Attorney for the United States Attorney for the Southern District of New York, Criminal Division, from February 1992 through May 1996 and as a litigation associate with the law firm Cravath, Swaine & Moore from September 1989 through December 1991.

The Employment Agreement provides, among other things, (i) for an annual bonus with a target of 75% of base salary under the Company’s Short Term Incentive Plan and Long Term Incentive Plan; (ii) for a grant of an option to purchase 50,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2007 Incentive Stock Plan at an exercise price equal to $9.00, one third of which will vest on the grant date, one third of which will vest on the first anniversary of the grant date, and the final one third of which will vest on the second anniversary of the grant date; and (iii) for a car allowance of $7,200 per annum.

If the Company terminates the Employment Agreement without cause or gives notice not to extend the term of the Employment Agreement, the Company will pay to Mr. Gelfman, as aggregate compensation, (i) a lump-sum cash payment equal to one (1) year of his then current annual base salary, (ii) the continuation of certain health-related benefits for up to a 12 month period following termination and (iii) any bonus payment that he is entitled to pursuant to any bonus plans as are then-in-effect.  Mr. Gelfman will also receive the same compensation set forth in the preceding sentence if he terminates the Employment Agreement due to the material diminution of duties or the Company relocates more than 50 miles from White Plains, NY, as more specifically described in the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 9, 2008	WHX CORPORATION

	By:	/s/ Robert K. Hynes
Robert K. Hynes
Vice President and Chief Financial Officer